As filed with the Securities and Exchange Commission on March 17, 2000

Registration No. 333-32818

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IFCO SYSTEMS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	98-0216429
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Rivierstaete Amsteldijk 166
1079 LH, Amsterdam, The Netherlands
(Address of principal executive offices)

IFCO Systems N.V.
2000 Stock Option Plan
(Full Title of the Plan)

Edward Rhyne, Esq.
c/o PalEx, Inc.
6829 Flintlock Road
Houston, Texas 77040
(Name and address of agent for service)

713-332-6145
(Telephone number, including area code, of agent for service)

     Pursuant to this post-effective amendment, IFCO Systems N.V. (the “Company”) hereby deregisters its ordinary shares which were registered under its Form S-8 dated March 17, 2000 relating to the IFCO Systems N.V. 2000 Stock Option Plan. Simultaneously with this amendment the Company is filing Form 15 to deregister its ordinary shares under the Securities Exchange Act of 1934.

SIGNATURES

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 8th day of March, 2004.

IFCO SYSTEMS N.V.

By: /s/ Karl Pohler

Name: Karl Pohler
Title: Chief Executive Officer

By: /s/ Michael Nimtsch

Name: Michael Nimtsch
Title: Chief Financial Officer